                                                                   EXHIBIT 3.1

                            [SEAL] STATE OF COLORADO

         I, VICTORIA BUCKLEY, SECRETARY OF STATE OF THE STATE OF

COLORADO HEREBY CERTIFY THAT THE ATTACHED IS A FULL,
TRUE AND COMPLETE COPY OF ARTICLES OF INCORPORATION AND ALL
AMENDMENTS THERETO OF

                           THE RECOVERY NETWORK, INC.
                             (COLORADO CORPORATION)

AS FILED IN THIS OFFICE AND ADMITTED TO RECORD.

Dated: February 20, 1997




/s/ Victoria Buckley
-------------------------------
SECRETARY OF STATE

                                                             951159834 C $50.00
                                                             SECRETARY OF STATE
                                                               12-28-95 16:53



                            ARTICLES OF INCORPORATION

                                       OF

                                RECOVERYNET, INC.

     The undersigned natural person, being more than 18 years of age, hereby establishes a corporation pursuant to the Colorado Business Corporation Act (the "Act") and adopts the following articles of incorporation:

                                    ARTICLE I

                                      Name

     The name of the corporation is RecoveryNet, Inc.

                                   ARTICLE II

                              Capital; Shareholders

     2.1 Authorized Capital. The aggregate number of shares that the corporation shall have authority to issue is 25,000,000 shares of common stock, each having a par value of $.01.

     2.2 Voting of Shares. Each shareholder of record entitled to vote shall have one vote for each share of stock standing in his name on the books of the corporation, except that in the election of directors he shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose.

     2.3 Quorum; Vote Required. At all meetings of shareholders, a majority of the shares entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum; and at any meeting at which a quorum is present the affirmative vote of a majority of the votes cast on the matter represented at such meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater proportion or number is required by the laws of Colorado.

                                   ARTICLE III

                              No Preemptive Rights

     No shareholder of the corporation shall have any preemptive or similar right to acquire or subscribe for any additional unissued shares of stock, or other securities of any class, or rights, warrants or options to purchase stock or scrip, or securities of any kind convertible into stock or carrying stock purchase warrants or privileges.

                                   ARTICLE IV

                               Board of Directors

     The corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, a board of directors. The initial board of directors of the corporation shall consist of 8 persons.

                                    ARTICLE V

                             Limitation on Liability

     To the fullest extent permitted by the Act, as the same exists or may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that this provision shall not eliminate or limit the liability of a director to the Corporation or to its shareholders for monetary damages otherwise existing for (i) any breach of the director's duty of loyalty to the Corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts specified in Section 7-108-403 of the Act relating to any unlawful distribution; or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit. If the Act is hereafter amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent permitted by the Act as so amended. Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only and shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                   ARTICLE VI

                                 Indemnification

     The corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys' fees) incurred by reason of the fact that he is or was a director of the corporation or, while serving as a director of the corporation, he is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. The corporation shall also indemnify any person who is serving or has served the corporation as a director, officer, employee, fiduciary or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract or otherwise, so long as such provision is legally permissible.

                                   ARTICLE VII

                                     Offices

     7.1 Registered Agent. The street address of the initial registered office of the corporation is 4 East Belleview Place, Englewood, Colorado 80110. The name of its initial registered agent at such address is Charles R. Duke. The written consent of the initial registered agent to the appointment as such is stated below.

     7.2 Principal Office. The address of the corporation's initial principal office is 4 East Belleview Place, Englewood, Colorado 80110.


                                  ARTICLE VIII

                                  Incorporator

     The name and address of the incorporator is:

                             Kristen L. Alleman, Esq.
                             1700 Lincoln Street #4100
                             Denver, Colorado  80203

Dated: December 28, 1995

                                               /s/ Kristen L. Alleman
                                               ---------------------------------


                  REGISTERED AGENT'S ACCEPTANCE OF APPOINTMENT

     Charles R. Duke hereby consents to appointment as the initial registered agent for RecoveryNet, Inc.


                                               /s/ Charles R. Duke
                                               ---------------------------------
                                               Initial Registered Agent

                                                             961002461 C $25.00
                                                             SECRETARY OF STATE
                                                               01-05-96 15:36

                                  DP951159834

                         AMENDMENT BY SOLE INCORPORATOR

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                                RECOVERYNET, INC.

         The undersigned, being the sole incorporator of RecoveryNet, Inc., a Colorado corporation (the "Company"), hereby adopts the following:

         RESOLVED, that Article IV of the Articles of Incorporation of the Company is hereby amended to read in its entirety as follows:

                  The corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, a board of directors. The number of directors on the board of directors shall be as set forth in the Company's bylaws.

Executed this 2nd day of January, 1996.

                                               /s/ Kristen L. Alleman
                                               ---------------------------------
                                               Kristen L. Alleman

DP951159834                                                  961002462 C $60.00
                                                             SECRETARY OF STATE
                                                               01-05-96 15:37

                               ARTICLES OF MERGER
                                 FOR THE MERGER
                                       OF
                               RECOVERYNET, INC.,
                             A WISCONSIN CORPORATION
                                      INTO
                               RECOVERYNET, INC.,
                             A COLORADO CORPORATION


     Pursuant to the provisions of Section 7-111-105 of the Colorado Business Corporation Act and Section 180.1101 of the Wisconsin Business Corporation Law, RecoveryNet, Inc., a Colorado corporation ("RNet Colorado") and RecoveryNet, Inc., a Wisconsin corporation ("RNet Wisconsin"), have each caused their Chief Executive Officer to execute these Articles of Merger in duplicate for the purpose of filing them with the Secretaries of States of Colorado and Wisconsin.

                                    ARTICLE I

     The Agreement and Plan of Merger attached hereto as Exhibit A, pursuant to which RNet Wisconsin will merge into RNet Colorado, was duly adopted by resolutions of the Boards of Directors of RNet Wisconsin and RNet Colorado.

                                   ARTICLE II

     The number of votes cast in favor of the Agreement and Plan of Merger of RNet Wisconsin into RNet Colorado by the shareholders of RNet Wisconsin and RNet Colorado was sufficient for approval of the merger. The Consent of Shareholders for each corporation approving the merger were each executed on January 4th, 1996.

                                   ARTICLE III

     The effective time of the Merger shall be at 12:01 p.m. (Denver time) on January 9th, 1996.

           Dated as of the 4th of January, 1996.


                                    RECOVERYNET, INC., a Wisconsin corporation,



                                    By: /s/ William D. Moses
                                        ----------------------------------------
                                          William D. Moses
                                           Chief Executive Officer

                                    RECOVERYNET, INC., a Colorado corporation,



                                    By: /s/ William D. Moses
                                        ----------------------------------------
                                          William D. Moses
                                          Chief Executive Officer

                          AGREEMENT AND PLAN OF MERGER


     This AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of January 4, 1996, is by and among RECOVERYNET, INC., a Colorado corporation ("Surviving Corporation"), and RECOVERYNET, INC., a Wisconsin corporation ("Merger Corporation").

                                    Recitals

     A. Surviving Corporation is a corporation duly organized and validly existing under the laws of the State of Colorado. On the date hereof, Surviving Corporation has authorized capital stock consisting of 25,000,000 shares of common stock, $.01 par value ("Surviving Corporation Common Stock"), of which 100 shares of Common Stock are issued and outstanding and held by Merger Corporation, the sole shareholder of Surviving Corporation.

     B. Merger Corporation is a corporation duly organized and validly existing under the laws of the State of Wisconsin. On the date hereof, Merger Corporation has authorized capital stock consisting of 9000 shares of common stock, no par value, of which 4,771.31 shares are issued and outstanding.

     C. The boards of directors of Surviving Corporation and Merger Corporation each deem it advisable and in the best interests of said corporations for the following transactions to occur:

          (1) Merger Corporation shall be merged into Surviving Corporation (the "Merger");

          (2) the outstanding shares of common stock of Surviving Corporation held by Merger Corporation immediately prior to the effective time of the Merger shall be canceled; and

          (3) each share of common stock of Merger Corporation outstanding immediately prior to the effective time of the Merger shall be converted into the right to receive 1657.6309 shares of Surviving Corporation Common Stock.

                                    Agreement

       NOW, THEREFORE, Surviving Corporation and Merger Corporation agree that pursuant to the laws of the States of Colorado and Wisconsin, the above-described transactions shall be consummated subject to and in accordance with the following terms and conditions of this Agreement and that Surviving Corporation and Merger Corporation will execute and file articles of merger (the "Articles of Merger") with the Colorado Secretary of State and the Wisconsin Secretary of State as required by law.

                                    ARTICLE I

                                     Merger

     1.1 Merger. At the Effective Time (as hereinafter defined), (a) Merger Corporation shall be merged with and into Surviving Corporation, which latter corporation shall survive the merger and (b) the separate existence and corporate organization of Merger Corporation shall cease.

     1.2 Articles of Merger. Subject to the conditions set forth in Article III hereof and subject to the rights to terminate as set forth in Article IV hereof, the Articles of Merger shall be filed with the Secretary of State of the State of Colorado and the Secretary of State of the State of Wisconsin and recorded, all in accordance with the applicable provisions of the respective laws of the State of Colorado and State of Wisconsin, promptly following approval of the Merger by the shareholders of Merger Corporation and Surviving Corporation or at such other time as the duly authorized representatives of the parties hereto shall agree.

     1.3 Effect of Merger. The Merger shall have the effect specified in Colorado Business Corporation Act ss.7-111-105 and Wisconsin Business Corporation Law ss.180.1106.

     1.4 Effective Time. The "Effective Time" for purposes of this Agreement shall be 12:01 p.m. (Denver time) on January _____, 1996.


                                   ARTICLE II

                       The Status and Conversion of Shares

     2.1 Conversion of Shares. At the Effective Time, (a) each share of common stock of Surviving Corporation issued and outstanding immediately prior to the Effective Time that is held by the Merger Corporation shall be cancelled and retired without payment of any consideration thereof, and (b) each share of common stock of Merger Corporation outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive, and shall be exchangeable for 1657.6309 validly issued, fully paid and non-assessable shares of Surviving Corporation Common Stock.

     2.2 Surrender of Shares. (a) As soon as practicable after the Effective Time and upon surrender to Surviving Corporation of any certificate representing shares of common stock of Merger Corporation outstanding immediately prior to the Effective Time, Surviving Corporation shall distribute to the person in whose name such certificate shall have been issued in exchange therefore a certificate representing the number of shares of Surviving Corporation Common Stock calculated pursuant to Section 2.1 above.

     (b) If any certificate representing shares of common stock of Merger Corporation shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed satisfactory to Surviving Corporation and complying with any other reasonable requirements imposed by Surviving Corporation, Surviving Corporation will cause to be delivered in exchange for such lost, stolen or destroyed certificate, a certificate evidencing Surviving Corporation Common Stock deliverable in respect thereof.

     2.3 Status of Shares. The shares of Surviving Corporation Common Stock to be received by the shareholders of Merger Corporation pursuant to this Agreement shall not be registered under the Securities Act of 1933, as amended, nor shall they be registered or qualified under the securities laws of any state. The certificates representing such shares shall bear appropriate restrictive legends.


                                   ARTICLE III

                              Conditions Precedent

     The parties' obligations to complete and consummate this Agreement and the transactions contemplated hereby shall be subject to the following conditions precedent:

     3.1 No Action to Prevent Completion. No investigation, suit, action or proceeding shall be threatened or pending before any court or governmental agency or instrumentality on or prior to the Effective Time that is likely to result in the restraint, prohibition, subsequent divestiture of assets or the obtaining of damages or other relief in connection with this Agreement or consummation of the transactions contemplated hereby.

     3.2 Shareholders' Approval. On or before the Effective Time, the consent to or approval of this Agreement and the transactions contemplated herein shall have been obtained by the required vote at meetings of (or in lieu thereof, by consents executed by) the shareholders of Merger Corporation, duly obtained in accordance with the applicable provisions of law and the Articles of Incorporation and Bylaws of Merger Corporation.


                                   ARTICLE IV

                            Termination of Agreement

     This Agreement may be terminated, and the Merger herein set forth abandoned, without further obligation or liability of any party to any other party (all of which obligations and liabilities hereunder shall be terminated by such termination and abandonment of such plan) at any time before or after the satisfaction of the conditions precedent hereto by mutual consent of the board of directors of Surviving Corporation and Merger Corporation.

                                    ARTICLE V

                                  Miscellaneous

     5.1 Entire Agreement. This Agreement constitutes and contains the entire agreement of the parties and supersedes any and all prior negotiations, correspondence, understandings and agreements between the parties respecting the subject matter hereof.

     5.2 Governing Law. This Agreement and the transactions contemplated hereby shall be governed by, and shall be construed in accordance with, the laws of the State of Colorado.

     IN WITNESS WHEREOF, the parties hereto have each caused their duly authorized representatives to execute this Agreement as of the day and year first above written.

                                    RECOVERYNET, INC., a Colorado corporation


                                    By: /s/ William D. Moses
                                       -----------------------------------------
                                          William D. Moses
                                           Chief Executive Officer


                                    RECOVERYNET, INC., a Wisconsin corporation


                                    By: /s/ William D. Moses
                                        ----------------------------------------
                                          William D. Moses
                                           Chief Executive Officer

MERGER        XX               CONSOLIDATION
CANCELLATION OF LIMITED PARTNERSHIP DUE TO MERGER____________________________
DOMESTIC    XX   FOREIGN    XX     PROFIT    XX      NONPROFIT_____________
================================================================================

MERGER #961002462

RECOVERYNET, INC.
(WISCONSIN CORPORATION NONQUALIFIED)

INTO

RECOVERYNET, INC.
(COLORADO CORPORATION DP951159834), THE SURVIVOR.

CHANGE OF NAME                                               961081634 C $25.00
                                                             SECRETARY OF STATE
                                                               06-18-96 15:16


                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                  DP951159834

         Pursuant to section 7-110-106 of the Colorado Business Corporation Act, RECOVERYNET, INC., a Colorado corporation, hereby amends its articles of incorporation:

          1. The name of the corporation is RecoveryNet, Inc. NCGS

          2. The articles of incorporation are amended to change the name of the corporation. Article I of the articles of incorporation shall be amended in full to read:

         The name of the corporation is The Recovery Network, Inc.

         3. The amendment was adopted on May 29, 1996.

         4. The amendment was adopted by the shareholders at the recommendation of the board of directors in accordance with section 7-110-103(2) of the Colorado Business Corporation Act at a meeting held on May 29, 1996. At such meeting, the number of votes cast for the amendment by the shareholders was sufficient for approval of the amendment.

DATED May 29, 1996.

                                         RECOVERYNET, INC.


                                         By:      /s/William D. Moses
                                         ----------------------------------
                                         William D. Moses, President and
                                         Chief Executive Officer

STOCK CHANGE

                                   DP 951159834
                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION

Pursuant to section 7-110-106 of the Colorado Business Corporation Act, THE RECOVERY NETWORK, INC., a Colorado corporation, hereby amends its articles of incorporation:

         1. The name of the corporation is The Recovery Network, Inc. ncgs

         2. The articles of incorporation are amended to change the number of shares of Common Stock of the corporation. Section 2.1 of Article II of the articles of incorporation shall be amended in full to read:

     Authorized Capital. (a)., The aggregate number of shares that the corporation shall have authority to issue is 25,000,000, each having a par value of $0.01.

     (b) Upon the filing of these articles of amendment to the articles of incorporation, each 7.7432 shares of the Common Stock, par value $0.01 per share, of the Company shall be automatically reclassified, changed, combined, and converted into one share of the Common Stock, par value $0.01 per share, of the Company.

      (c)No fractional shares of Common Stock or scrip certificates therefore shall be issued to the holders of the shares of Common Stock after the amendment. All fractional shares of Common Stock that a shareholder would hold after the amendment shall be rounded up to the next largest whole number of shares so as to avoid the issuance of fractional shares or scrip.

     (d) When these articles of amendment become effective, the aggregate amount of capital represented by all shares of Common Stock issued immediately after the amendment shall not be less than the aggregate amount of capital represented by all shares of Common Stock issued immediately before the amendment. The capital of the corporation shall not be reduced under or by reason of the amendment.

         3. The amendment was adopted on January 16, 1997.

         4. The amendment was adopted by the shareholders at the recommendation of the board of directors in accordance with section 7-110-103(2) of the Colorado Business Corporation Act at a meeting held on December 9, 1996. At such meeting, the number of votes cast for the amendment by the shareholders was sufficient for approval of the amendment.

                                                             971020334 C $25.00
                                                             SECRETARY OF STATE
                                                               02-10-97 14:54

DATED January 16, 1997.

                           THE RECOVERY NETWORK, INC.

                                     By:      /s/William D. Moses
                                     -------------------------------------
                                     President and Chief Executive Officer